EXHIBIT 10.1

$100,000,000

TERM LOAN AGREEMENT

among

PENNSYLVANIA ELECTRIC COMPANY

and

THE LENDERS REFERRED TO HEREIN

and

UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent

UNION BANK OF CALIFORNIA, N.A.,
Lead Arranger

and

NATIONAL CITY BANK,
Arranger and Syndication Agent

March 15, 2005

(i)

(ii)

TERM LOAN AGREEMENT

This Agreement, dated as of March 15, 2005, is entered into by and among (1) PENNSYLVANIA ELECTRIC COMPANY, a Pennsylvania corporation (the "Borrower"), (2) the financial institutions listed on the signature pages hereof and each other financial institution that becomes a party hereto pursuant to Section 10.8 (the "Lenders") and (3) UNION BANK OF CALIFORNIA, N.A., a national banking association ("UBOC"), as administrative agent (the "Administrative Agent") for the Lenders.

Recital

The Borrower has requested that the Lenders make available to the Borrower a term loan in the aggregate amount of $100,000,000, and the Lenders are willing to do so on the terms and conditions contained in this Agreement. Accordingly, the Borrower, the Lenders and the Administrative Agent hereby agree as set forth below.

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. The terms set forth below, as used herein, have the respective meanings set forth below (such meanings to be applicable to both the singular and plural forms of the terms defined).

        "Advance" means a loan made by a Lender to the Borrower pursuant to this Agreement (or a portion of such a loan thereafter Converted) and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

        "Administrative Agent" has the meaning specified in the first sentence of this Agreement.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement" means this Term Loan Agreement, as the same may from time to time be amended, restated or otherwise modified in accordance with its terms.

        "Applicable Law" means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, certifications, orders, interpretations, licenses, permits, judgments, decrees, injunctions, writs, orders, directives, guidelines, policies and similar forms of decision of any Governmental Authority.

        "Applicable Lending Office" means, for each Lender, (a) in the case of a Base Rate Advance, such Lender’s Domestic Lending Office or, in the case of a Eurodollar Rate Advance, such Lender’s Eurodollar Lending Office or (b) such other office or Affiliate of such Lender as it may from time to time specify to the Borrower.

        "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit D.

        "Authorized Officer" means, with respect to any action, an officer of the Borrower authorized to take such action pursuant to resolutions of the Borrower delivered to the Lenders from time to time.

        "Base Rate" means, for any period, a fluctuating interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such rate is not such a multiple) equal for each day during such period to the greater of (a) the Reference Rate in effect for such day and (b) the sum of 0.50% per annum plus the Federal Funds Rate in effect for such day. If the Administrative Agent determines (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of this Agreement, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Reference Rate or the Federal Funds Rate, respectively.

        "Base Rate Advance" means an Advance that bears interest by reference to the Base Rate.

        "Borrower" has the meaning specified in the first sentence of this Agreement.

        "Borrowing" means Advances of the same Type made or Converted on the same date and, in the case of Eurodollar Rate Advances, as to which a single Interest Period is in effect.

        "Business Day" means a day of the year on which banks are not required or authorized to close in Akron, Ohio or Los Angeles, California and, if the applicable Business Day relates to a Eurodollar Rate Advance, on which dealings in Dollar deposits are carried on in the London interbank market.

        "Calculation Period" means, for purposes of calculating any financial measure with respect to the Borrower and its Subsidiaries, any period of four successive fiscal quarters of the Borrower ending on the last day of a fiscal quarter of the Borrower.

        "Capital Leases" means leases of the type described in clause (d) of the definition of åIndebtednessæ in this Section 1.1.

        "Cash and Cash Equivalents" means (a) cash on hand, (b) demand deposits maintained in the United States or any other country with any commercial bank, trust company, savings and loan association, savings bank or other financial institution, (c) time deposits maintained in the United States or any other country with, or certificates of deposit having a maturity of one year or less issued by, any commercial bank, securities dealer, trust company, savings and loan association, savings bank or other financial institution, (d) direct obligations of, or obligations unconditionally guaranteed by, the United States or any agency thereof and having a maturity of one year or less and (e) commercial paper rated (on the date of acquisition thereof) A-1 or P-1 or better by S&P or Moody’s, respectively (or an equivalent rating by another nationally recognized credit-rating agency of similar standing if neither S&P nor Moody’s is then in the business of rating commercial paper) and having a maturity of one year or less.

        "Change in Control" means the occurrence of either of the following: (a) any entity, person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that theretofore was a beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 20% of the Borrower’s then outstanding common stock either (i) acquires shares of common stock of the Borrower in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 20% or more of the outstanding common stock of the Borrower or (ii) acquires, by proxy or otherwise, the right to vote for the election of directors, for any merger, combination or consolidation of the Borrower or any of its direct or indirect Subsidiaries, or for any other matter or question, more than 20% of the then outstanding voting securities of the Borrower; or (b) the election or appointment, at any time prior to the Maturity Date when FirstEnergy Corp., an Ohio corporation, is not the sole legal and beneficial owner of the outstanding capital stock of the Borrower, of persons to the Borrower’s board of directors (i) who were not directors of the Borrower on the date hereof and (ii) whose election or appointment was not approved by a majority of those persons who were directors on the date hereof, where such newly elected or appointed directors constitute 20% or more of the directors of the board of directors of the Borrower.

        "Closing Date" means the day, not later than March 31, 2005, on which each of the conditions precedent specified in Section 4.1 is fulfilled to the satisfaction of, or waived with the consent of, the Lenders and the initial Advances are made hereunder.

        "Code" means the Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder.

        "Commitment" means, for each Lender, $50,000,000.

        "Consolidated Debt" means, with respect to the Borrower at any date of determination, the aggregate Indebtedness of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles but shall not include (a) Nonrecourse Indebtedness of the Borrower or any of its Consolidated Subsidiaries and (b) obligations under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as operating leases in respect of which the Borrower or any of its Consolidated Subsidiaries is liable as a lessee.

        "Consolidated Subsidiary" means, as to any Person, any Subsidiary of such Person the accounts of which are or are required to be consolidated with the accounts of such Person in accordance with generally accepted accounting principles.

        "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

        "Conversion," "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.6, 3.8 or 3.9 or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances pursuant to Section 2.6(a).

        "Default" means any Event of Default or any event or condition that, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

        "Dollars" and "$" each mean lawful money of the United States of America.

        "Domestic Lending Office" means, for each Lender, the office of such Lender specified as such on the signature pages hereof or such other office of such Lender as it may from time to time specify to the Borrower.

        "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

        "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

        "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC, (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (c) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA, (d) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a åsubstantial employeræ as defined in Section 4001(a)(2) of ERISA, (e) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan required under Section 302 of ERISA, which results in a Lien pursuant to Section 302(f) of ERISA, (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition that might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

        "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System.

        "Eurodollar Lending Office" means, for each Lender, the office of such Lender specified as such on the signature pages hereof (or, if no such office is specified, such Lender’s Domestic Lending Office) or such other office of such Lender as it may from time to time specify to the Borrower.

        "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Advance that is part of the same Borrowing, the interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) at which deposits in Dollars would be offered to the Administrative Agent in the London interbank market two Business Days before the first day of such Interest Period in an amount substantially equal to such Eurodollar Rate Advance and for a period equal to such Interest Period.

        "Eurodollar Rate Advance" means an Advance that bears interest by reference to the Eurodollar Rate.

        "Eurodollar Reserve Percentage" means, for each Interest Period for each Eurodollar Rate Advance made by each Lender, the reserve percentage applicable to such Lender during such Interest Period (or, if more than one such percentage is so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage is so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

        "Event of Default" has the meaning specified in Section 8.1.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or (b) if such average is not so published for any day that is a Business Day, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "First Mortgage Bonds" means the bonds issued pursuant to the Mortgage and Deed of Trust dated as of January 1, 1942 between the Borrower and The Bank of New York, as successor trustee, as heretofore and from time to time hereafter amended and supplemented.

        "Fixed Charge Ratio" means, with respect to the Borrower for any fiscal quarter thereof, the ratio of (a) the sum of (i) consolidated net income, before extraordinary items, of the Borrower and its Subsidiaries for the twelve-month period ended on the last day of such fiscal quarter, plus (ii) depreciation, amortization, Federal income taxes deducted in determining such net income, interest expense, and preferred stock dividends of its Subsidiaries, plus (iii) the interest element of rental payments deducted in determining such net income under operating-lease obligations of the Borrower and its Subsidiaries during such twelve-month period, plus (iv) all other noncash charges constituting operating expenses deducted in determining such net income to (b) the sum of (i) all interest expense (excluding the amount of any allowance for funds used during construction) in respect of Indebtedness of the Borrower and its Subsidiaries during such twelve-month period, plus (ii) the interest element of rental payments deducted in determining net income under operating-lease obligations of the Borrower and its Subsidiaries during such twelve-month period.

        "Governmental Action" means any authorization, consent, approval, waiver, exception, variance, order, license, exemption, publication, filing, notice, declaration or other requirement of any Governmental Authority (other than routine reporting requirements the failure to comply with which will not affect the validity or enforceability of any Loan Document or have a material and adverse effect on the transactions contemplated by any Loan Document or any material right, power or remedy of any Person thereunder).

        "Governmental Authority" means, whether domestic or foreign, any national, federal, state or local government, any political subdivision thereof, or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, including any central bank or comparable authority and any referee or arbitrator.

        "Hazardous Materials" means any petrochemical or petroleum products, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as so defined and regulated by any Applicable Law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801, et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901, et seq.), and the regulations adopted and publications promulgated pursuant thereto.

        "Indebtedness" means, for any Person, all obligations of such Person that in accordance with generally accepted accounting principles should be classified on a balance sheet of such Person as liabilities of such Person, and in any event shall include, without duplication, all (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) reimbursement obligations (contingent or otherwise) in respect of outstanding letters of credit, (f) indebtedness of the type referred to in clauses (a) through (e) above that is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (g) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.

        "Interest Period" means, for each Eurodollar Rate Advance that is part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2 or 3 weeks or 1, 2, 3 or 6 months, as the Borrower may select upon notice (by means of the Notice of Borrowing or a Notice of Conversion) received by the Administrative Agent not later than 11:00 a.m., California time, on the third Business Day before the first day of such Interest Period; provided, however, that

(a) Interest Periods commencing on the same date for Advances composing the same Borrowing shall be of the same duration;

(b) the Borrower may not select any Interest Period that ends after the Maturity Date;

(c) not more than 5 different Interest Periods may be in effect at any one time under this Agreement;

(d) for any Interest Period of a duration of less than one month, the Eurodollar Rate applicable to such Interest Period shall be equal to the higher of the Eurodollar Rate then applicable to an Interest Period of such duration and the Eurodollar Rate then applicable to an Interest Period of one month;

(e) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of any Interest Period specified in months to occur in the next succeeding calendar month, then the last day of such Interest Period shall occur on the next preceding Business Day; and

(f) if any Interest Period specified in months begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month.

        "Lenders" has the meaning specified in the first sentence of this Agreement.

        "Lien" means, with respect to any asset, (a) any lien, charge, option, claim, mortgage, security interest, pledge or other encumbrance or any other type of preferential arrangement of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional-sale agreement, Capital Lease or other title-retention agreement relating to such asset.

        "Loan Documents" means this Agreement and the Notes.

        "Maturity Date" means December 30, 2005.

        "Moody’s" means Moody’s Investors Service, Inc.

        "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, that is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective-bargaining agreements.

        "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA and that (a) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

        "Nonrecourse Indebtedness" means, in respect of an obligor (the "Debtor"), any Indebtedness that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Indebtedness is owed has no recourse whatsoever to the Debtor or any of its Affiliates other than:

(a) recourse to the Debtor with respect to such Indebtedness for amounts limited to the cash flow or net cash flow (other than historic cash flow) from the asset;

(b) recourse to the Debtor for the purpose only of enabling amounts to be claimed in respect to such Indebtedness in an enforcement of any Lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any equityholder in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Indebtedness, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and

(c) recourse to the Debtor generally, or indirectly to any Affiliate of the Debtor under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

        "Note" means a Promissory Note of the Borrower payable to the order of a Lender, substantially in the form of Exhibit A, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender to the Borrower.

        "Notice of Borrowing" has the meaning specified in Section 2.2(a).

        "Notice of Conversion" has the meaning specified in Section 2.6(a).

        "Participant" has the meaning specified in Section 10.8(e).

        "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

        "Person" means an individual, a corporation (including a business trust), a joint stock company, a limited liability company, a partnership, a trust, an unincorporated association, a joint venture or any other entity or organization, including any Governmental Authority.

        "Plan" means a Single Employer Plan or a Multiple Employer Plan.

        "Reference Rate" means the variable rate of interest per annum established by UBOC from time to time as its åreference rate.æ Such åreference rateæ is set by UBOC as a general reference rate of interest, taking into account such factors as UBOC may deem appropriate, it being understood that many of UBOC’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that UBOC may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such åreference rate.æ

        "Register" has the meaning specified in Section 10.8(c).

        "Required Lenders" means, at any time, Lenders owed at least 51% of the Advances then outstanding or, if no Advances are then outstanding, Lenders having at least 51% of the Commitments.

        "S&P" means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

        "Single Employer Plan" means a single employer plan, as defined is Section 4401(a)(15) of ERISA, that is subject to Title IV of ERISA and that (a) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

        "Subsidiary" means, with respect to any Person, any corporation or other legal entity of which more than 50% of the outstanding capital stock (or any comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or any comparable interest) of any other class or classes of such corporation or entity has or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one of more other Subsidiaries). In the case of a legal entity other than a corporation, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such entity.

        "Taxes" has the meaning specified in Section 3.4.

        "Termination Event" means (a) a "reportable event" as described in Section 4043 of ERISA and the regulations issued thereunder (other than a åreportable eventæ not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of either the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a åsubstantial employeræ as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC or (e) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

        "Total Capitalization" means the sum of Consolidated Debt of the Borrower and its Consolidated Subsidiaries, consolidated equity of the common stockholders of the Borrower and its Consolidated Subsidiaries and consolidated equity of the preferred stockholders of the Borrower and its Consolidated Subsidiaries.

        "2004 Form 10-K" means the Borrower’s Annual Report on Form 10-K for the year ended on December 31, 2004 filed with the Securities and Exchange Commission.

        "Type" has the meaning specified for that term in the definition of "Advance."

        "UBOC" has the meaning specified in the first sentence of this Agreement.

        "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair-market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

Section 1.2     Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations with respect to any Person required to be made hereunder shall be made, and all financial statements of any Person required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by such Person’s independent public accountants) with the most recent audited consolidated financial statements of such Person and its Subsidiaries delivered to the Lenders.

Section 1.3     Interpretation. In this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form; the words "including," "includes" and "include" are deemed to be followed by the words "without limitation"; references to sections (or subdivisions of sections), recitals, exhibits, annexes or schedules are to those of this Agreement unless otherwise specified; references to agreements and other contractual instruments are deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; and references to Persons include their respective permitted successors and assigns.

Section 1.4     Computation of Time Periods. In the computation of periods of time under this Agreement, any period of a specified number of days shall be computed by including the first day occurring during such period and excluding the last such day. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including," and the words "to" and "until" each mean "to but excluding."

ARTICLE 2
AMOUNTS AND TERMS OF ADVANCES

Section 2.1     Commitments. Each Lender agrees severally, on the terms and conditions contained in this Agreement, to make an Advance to the Borrower on the Closing Date in the amount of such Lender’s Commitment. Any amounts that are borrowed hereunder and are subsequently repaid or prepaid may not be reborrowed.

Section 2.2     Making Advances.

(a)     The Borrowing to be made on the Closing Date shall be made on notice given by the Borrower to the Administrative Agent (i) if such Borrowing is to be composed of Base Rate Advances, not later than 11:00 a.m., California time, on the Business Day immediately preceding the date of the proposed Borrowing or (ii) if such Borrowing is to be composed of Eurodollar Rate Advances, not later than 3:00 p.m., California time, on the third Business Day before the date of the proposed Borrowing. The Administrative Agent will give each Lender prompt notice by telecopier of such Borrowing. The Borrower’s notice of such Borrowing to the Administrative Agent shall be given by an Authorized Officer in the form of Exhibit B (the "Notice of Borrowing"), specifying (A) the requested date of such Borrowing (which shall be a Business Day), (B) the requested Type of the Advances to compose such Borrowing, (C) that the amount of such Borrowing is $100,000,000, (D) if such Borrowing is to be composed of Eurodollar Rate Advances, the requested initial Interest Period for such Advances and (E) the fact that the statements set forth in Section 4.1(b) are true as of the date of such Borrowing. Each Lender shall, before 11:00 a.m., California time, on the day of such Borrowing, make available to the Administrative Agent at its address referred to in Section 10.2, in immediately available funds, such Lender’s ratable portion of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions specified in Article 4, the Administrative Agent will make such funds available to the Borrower by crediting the following account: FirstEnergy Service Company account number 323396496 at JPMorgan Chase Bank, ABA number 021000021, reference Penelec Term Loan. The Notice of Borrowing shall be irrevocable and binding on the Borrower.

(b)     Anything in Section 2.2(a) to the contrary notwithstanding, the Borrower may not request Eurodollar Rate Advances for the Borrowing to be made on the Closing Date if the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances is then suspended pursuant to Section 2.6(c), 3.8 or 3.9.

(c)     The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower will indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified for a Borrowing in the Notice of Borrowing, the applicable conditions set forth in Article 4, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(d)     Unless the Administrative Agent receives notice from a Lender before the Closing Date that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the Borrowing to be made on the Closing Date, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the Closing Date in accordance with Section 2.2(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender has not made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date on which such amount is made available to the Borrower until the date on which such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Advances making up such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender repays to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

(e)     The failure of any Lender to make the Advance to be made by it as part of the Borrowing to be made on the Closing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the Closing Date.

Section 2.3     Repayment. On the Maturity Date, the Borrower will repay to the Administrative Agent, for the account of the Lenders, the outstanding principal amount of the Advances.

Section 2.4     Interest.

(a)     The Borrower will pay interest on the unpaid principal amount of each Advance, from the date of such Advance until such principal amount is paid in full, (i) during such periods as such Advance is a Base Rate Advance, at a rate per annum equal at all times to the Base Rate in effect from time to time, payable monthly in arrears on the last Business Day of each calendar month during such periods and on the Maturity Date, and (ii) during such periods as such Advance is a Eurodollar Rate Advance, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus 1% per annum, payable on the last day of such Interest Period and, if such Interest Period is 6 months, on the day that is 3 months after the first day of such Interest Period.

(b)     Upon the occurrence and during the continuation of any Event of Default, interest on the unpaid principal amount of each Advance shall instead accrue at a rate per annum equal at all times to the sum of (i) the rate per annum required to be paid on such Advance pursuant to Section 2.4(a) plus (ii) 2.00% per annum, and such interest shall be payable on demand.

(c)     The Administrative Agent will give prompt notice to the Borrower and the Lenders of each applicable interest rate determined by the Administrative Agent for purposes of Section 2.4(a).

(d)     If the Borrower fails to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, such Advances shall automatically, on the last day of the then effective Interest Period therefor, Convert into Base Rate Advances.

Section 2.5     Prepayments. The Borrower may on any Business Day, in the case of Base Rate Advances upon prior written notice to the Administrative Agent not later than 11:00 a.m., California time, on the day of any prepayment of such Advances, and in the case of Eurodollar Rate Advances upon at least 3 Business Days’ prior written notice to the Administrative Agent, in each case stating the proposed date of prepayment and the aggregate principal amount of such prepayment and identifying the Borrowing to be prepaid, and if such notice is given the Borrower will, prepay the outstanding principal amounts of the Advances composing such Borrowing, in whole or ratably in part, together, in the case of Eurodollar Rate Advances, with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment of a Borrowing shall be in the aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

Section 2.6     Conversion of Advances.

(a)     The Borrower may on any Business Day, upon written notice in the form of Exhibit C (a "Notice of Conversion") signed by an Authorized Officer and given to the Administrative Agent, (i) with respect to any Conversion to Base Rate Advances, not later than 11:00 a.m., California time, on the Business Day immediately preceding the date of the proposed Conversion and (ii) with respect to any Conversion to Eurodollar Rate Advances, not later than 11:00 a.m., California time, on the third Business Day before the date of the proposed Conversion, subject to the provisions of Sections 2.6(c), 3.8 and 3.9, Convert all or any portion of the Advances of one Type composing the same Borrowing into Advances of the other Type or Convert all or any portion of the Eurodollar Rate Advances composing a Borrowing into Eurodollar Rate Advances with a new or renewed Interest Period; provided, however, that any Conversion of Advances into Eurodollar Rate Advances shall be in the aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and no Conversion of Advances shall result in more than 5 different Interest Periods for outstanding Eurodollar Rate Advances (provided that Interest Periods of the same duration but commencing on different dates shall be treated as different Interest Periods). Each Notice of Conversion shall, within the restrictions specified above, specify (A) the date of such Conversion, (B) the Advances to be Converted and (C) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for such Advances. Each Notice of Conversion shall be irrevocable and binding on the Borrower. The Administrative Agent shall give each Lender prompt notice by telecopier of each Notice of Conversion.

(b)     On any day on which the aggregate unpaid principal amount of Eurodollar Rate Advances composing any Borrowing is reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

(c)     Upon the occurrence and during the continuation of any Default, (i) each Eurodollar Rate Advance shall automatically, on the last day of the then effective Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

Section 2.7     Payments.

              (a)     The Borrower will make each payment hereunder and under the Notes not later than 11:00 a.m., California time, on the day when due, in Dollars and immediately available funds, to such account of the Administrative Agent as to which the Administrative Agent notifies the Borrower in writing from time to time. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable pursuant to Section 2.2(c) or Article 3) to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 10.8(c), from and after the effective date of such Assignment and Assumption the Administrative Agent will make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption will make all appropriate adjustments in such payments for periods before such effective date directly between themselves.

(b)     The Borrower hereby authorizes each Lender, if and to the extent that any payment owed to such Lender is not made when due hereunder or under any other Loan Document, to charge from time to time against any or all of the Borrower’s accounts with such Lender any amount so due.

(c)     Unless the Administrative Agent receives notice from the Borrower before the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent that the Borrower has not so made such payment in full to the Administrative Agent, each Lender will repay to the Administrative Agent forthwith upon demand such amount distributed to such Lender, together with interest thereon, for each day from the date on which such amount was distributed to such Lender until the date on which such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(d)     All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest or fees are payable; provided, however, that computations of interest on Base Rate Advances shall be made on the basis of a year of 365 or 366 days, as applicable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(e)     Whenever any payment to be made hereunder or under any other Loan Document is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of any Eurodollar Rate Advances with an Interest Period specified in months to be made in the next succeeding calendar month, such payment shall be made on the next preceding Business Day.

Section 2.8     Sharing of Payments, Etc. If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.2(c) or Article 3) in excess of its ratable share of payments on account of the Advances obtained by all of the Lenders, then such Lender will forthwith purchase from the other Lenders such participations in the Advances made by them as necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded to the extent of such recovery, and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this section may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      Section 2.9     Evidence of Debt.

               (a)    The indebtedness of the Borrower resulting from the Advances made by the Lenders from time to time shall be evidenced by the Notes.

        (b)     The Administrative Agent shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Borrower resulting from each Advance made from time to time hereunder and the amounts of principal and interest payable and paid from time to time hereunder; provided, however, that the failure of the Administrative Agent to maintain any such account or accounts shall not affect the payment obligations of the Borrower hereunder.

ARTICLE 3
YIELD PROTECTION

       Section 3.1     Change in Circumstances. If, after the date hereof, any Lender determines that the adoption of any Applicable Law, any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive (whether or not having the force of law) of any Governmental Authority, (a) imposes, modifies or deems applicable any reserve, special deposit, insurance assessment, capital adequacy or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets held by, Advances made by, or deposits in or for the account of, such Lender or any holding company thereof, (b) imposes on such Lender any other condition regarding this Agreement or the Advances or (c) changes the basis of taxation of payments to such Lender of the principal of or interest on any Eurodollar Rate Advance made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender, or its Applicable Lending Office, by any jurisdiction in which such Lender has an office or by any political subdivision or taxing authority therein), and the result of any event referred to in clause (a), (b) or (c) above is (i) to increase the cost to such Lender and/or any holding company thereof of issuing or maintaining any commitment or agreeing to make, making or maintaining Advances or (ii) to reduce the return on capital of such Lender and/or any holding company thereof with respect thereto to a level below that which such Person could have achieved but for such adoption, change or compliance (taking into consideration such Person’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender through the Administrative Agent, the Borrower will pay to such Lender through the Administrative Agent all additional amounts that are necessary to compensate such Lender and/or any holding company thereof for such increase in cost or reduction of return incurred thereby. Each Lender agrees that it will designate a different Applicable Lending Office if such designation would avoid the need for, or reduce the amount of, such increased costs or reduction of return and would not, in the reasonable judgment of such Lender, cause such Lender and/or any holding company thereof to suffer any economic loss or legal or regulatory disadvantage.

       Section 3.2     Eurodollar Reserves. The Borrower will pay to each Lender upon demand through the Administrative Agent, so long as such Lender is required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance made by such Lender, for each Interest Period for each such Advance so long as such requirement remains in effect, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the Eurodollar Rate for such Interest Period from (b) the rate obtained by dividing such rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by each Lender and notified to the Borrower through the Administrative Agent.

      Section 3.3     Breakage Indemnity. The Borrower will indemnify each Lender against any loss, cost or reasonable expense that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to Convert an Advance after a Notice of Conversion has been given with respect to such Advance, (b) any payment, prepayment or Conversion of a Eurodollar Rate Advance required or permitted to be made by any other provision of this Agreement, or otherwise made or deemed made, on a day other than the last day of an Interest Period applicable thereto, (c) any default in payment or prepayment of the principal amount of any Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (d) any failure by the Borrower to satisfy the applicable conditions specified in Article 4 after the delivery of the Notice of Borrowing pursuant to Section 2.2(a). Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Advance being paid, prepaid or Converted (based on the Eurodollar Rate) for the period from the date of such payment, prepayment or Conversion to the last day of the Interest Period for such Advance over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid or Converted for such period or Interest Period, as the case may be. For purposes of this section, it shall be presumed that each Lender has funded each Eurodollar Rate Advance with a fixed-rate instrument bearing the rate and maturity designated in the determination of the applicable interest rate for such Advance.

      Section 3.4     Taxes. All payments made by the Borrower to the Administrative Agent or any Lender under this Agreement shall be made free and clear of, and without reduction for or on account of, any stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein), except for franchise taxes and taxes on the overall net income of the Administrative Agent or such Lender (such nonexcluded taxes being herein called åTaxesæ). If any Taxes are required to be withheld from any amounts payable by the Borrower to the Administrative Agent or any Lender, the amounts so payable shall be increased to the extent necessary to yield to the Administrative Agent or such Lender, as the case may be (after payment of all such Taxes), interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be obligated to pay such amounts for the benefit of the Administrative Agent or any Lender with respect to any period in which such Lender has failed (a) to file any form or certificate that it was entitled to file that would have exempted the Administrative Agent or such Lender, as applicable, from such Taxes or (b) to take other action that would have entitled the Administrative Agent or such Lender, as applicable, to an exemption from such Taxes, if such action would not, in the reasonable judgment of the Administrative Agent or such Lender, as applicable, be otherwise disadvantageous to it. Whenever any Tax is paid by the Borrower, the Borrower will send to the affected Lender through the Administrative Agent, as promptly as possible thereafter, a receipt or other evidence of payment thereof.

     Section 3.5     Notices. A certificate as to the nature of the occurrence giving rise to, and the calculation of, compensation to the Administrative Agent or any Lender pursuant to Section 3.1, 3.2, 3.3 or 3.4 shall be submitted by the Administrative Agent or such Lender, as applicable, to the Borrower through the Administrative Agent and shall be conclusive evidence (absent demonstrable error) as to the amount thereof. Upon the reasonable request of the Borrower, the Administrative Agent or such Lender, as applicable, will provide the Borrower an estimate of the total additional compensation that would be payable to the Administrative Agent or such Lender, as applicable, on an annual basis.

     Section 3.6     Participants. The Borrower agrees that each Participant shall have the same rights and obligations under this Article 3 with respect to its participation as if such Participant were a Lender.

     Section 3.7     Basis for Claims for Compensation. No law, rule or regulation in the form in which it is in effect on the date hereof (but excluding changes in the interpretation or administration thereof after the date hereof) or Tax to which the Administrative Agent, any Lender or any Participant is subject on the date hereof shall be used as the basis of a claim for compensation pursuant to Section 3.1 or 3.4 by the Administrative Agent, such Lender or such Participant, as the case may be.

      Section 3.8     Change in Legality.

                       (a)     Notwithstanding any other provision of this Agreement, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the administration or interpretation thereof makes it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance, then, by written notice to the Borrower through the Administrative Agent, such Lender may (i) declare that it will not thereafter make Eurodollar Rate Advances, whereupon the right of the Borrower to request that a Eurodollar Rate Advance be made or maintained by such Lender pursuant to any Borrowing or Conversion shall be forthwith suspended until such Lender withdraws such notice as provided below, and (ii) require that all outstanding Eurodollar Rate Advances of such Lender be Converted to Base Rate Advances, in which event all such Eurodollar Rate Advances shall be automatically Converted to Base Rate Advances as of the effective date of such notice as provided below.

     (b)     Promptly upon becoming aware that the circumstances that caused any Lender to deliver a notice to the Borrower pursuant to Section 3.8(a) no longer exist, such Lender will deliver notice thereof to the Borrower through the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender). Promptly upon the Borrower’s receipt of such withdrawing notice from such Lender, the suspension pursuant to Section 3.8(a) shall terminate. Prior to any Lender’s giving notice to the Borrower through the Administrative Agent under this Section 3.8(b), such Lender will use commercially reasonable efforts to change the jurisdiction of its Applicable Lending Office if such change would avoid such suspension and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Any suspension notice to the Borrower by any Lender through the Administrative Agent shall be effective as to each Eurodollar Rate Advance of such Lender on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance; provided, however, that, if such notice states that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective as to each Eurodollar Rate Advance on the date of its receipt by the Borrower.

      Section 3.9     Market Rate Disruptions. If (a) the Administrative Agent determines, in its reasonable judgment, that an adequate basis does not exist for the determination of the Eurodollar Rate for one or more Eurodollar Rate Advances or (b) the Administrative Agent determines, in its reasonable judgment, that the Eurodollar Rate does not adequately reflect the cost to one or more Lenders of making, funding or maintaining one or more Eurodollar Rate Advances, then the right of the Borrower to request that Eurodollar Rate Advances be made or maintained by the affected Lender or Lenders pursuant to any Borrowing or Conversion shall be forthwith suspended until the Administrative Agent notifies the Borrower that the circumstances causing such suspension no longer exist.

ARTICLE 4
CONDITIONS PRECEDENT TO ADVANCES

     Section 4.1     Conditions Precedent to Advances on Closing Date. The obligation of each of the Lenders to make its Advance to the Borrower on the Closing Date is subject to the conditions precedent set forth below.

    (a)     The Borrower has paid all amounts payable thereby to the Administrative Agent as provided in Section 10.6 or otherwise, including the accrued fees and disbursements of legal counsel to the Administrative Agent, to the extent one or more statements for such amounts have been presented for payment.

    (b)     The representations and warranties of the Borrower contained in Article 5 are correct in all material respects on and as of the Closing Date, before and after giving effect to the Advances to be made on such date and to the application of the proceeds of such Advances, as though made on and as of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date); and no event has occurred and is continuing, or would result from such Advances or from the application of the proceeds thereof, that constitutes a Default;

    (c)     The Administrative Agent has received the following, each dated the Closing Date unless otherwise specified below, in form and substance satisfactory to the Lenders and in the number of originals requested by the Administrative Agent:

        (i)      this Agreement (which may be dated before the Closing Date), duly executed by the Borrower and the Lenders;

         (ii)      the Notice of Borrowing (which may be dated before the Closing Date) and the Notes in favor of the respective Lenders, duly executed by the Borrower;

        (iii)  a certificate of the Secretary or an Assistant Secretary of the Borrower as to (A) the resolutions of the Board of Directors of the Borrower approving the Loan Documents and (B) all documents evidencing other necessary corporate action and Governmental Action, if any, with respect to the Loan Documents, attaching such documents and certifying that they are correct and complete and in full force and effect as of the date of execution of each such document and as of the Closing Date;

        (iv)  certificate of the Secretary or an Assistant Secretary of the Borrower as to the incumbency, and setting forth a specimen signature, of each of the persons (A) who has signed or will sign any Loan Document on behalf of the Borrower and (B) who will, until replaced by other persons duly authorized for that purpose, act as the representatives of the Borrower for the purpose of signing documents in connection with this Agreement and the transactions contemplated hereby;

        (v)  a certificate of the Borrower, signed on behalf of the Borrower by its Assistant Treasurer and its Secretary or Assistant Secretary, certifying as to the following: (A) the correctness and completeness of the copies of the Borrower’s Restated Articles of Incorporation and By-Laws attached to such certificate and that such documents are in full force and effect; (B) the due incorporation and good standing of the Borrower as a corporation organized under the laws of the Commonwealth of Pennsylvania, the due qualification and good standing of the Borrower to do business in the State of New York and the absence of any proceeding for the dissolution or liquidation of the Borrower; (C) the truthfulness in all material respects of the representations and warranties of the Borrower contained in the Loan Documents, as though made on and as of the Closing Date; and (D) the absence of any event occurring and continuing, or resulting from the effectiveness of the Loan Documents, that constitutes a Default;

        (vi)  certificates of the appropriate Governmental Authorities, dated reasonably near the Closing Date, certifying that the Borrower is in good standing under the laws of the Commonwealth of Pennsylvania and the State of New York;

        (vii)  one or more favorable opinions of legal counsel for the Borrower, as to such matters as any Lender through the Administrative Agent may reasonably request; and

        (viii)  such other approvals, opinions, evidence and documents (including such funds-transfer documents) as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

    Section 4.2     Reliance on Certificates. The Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Lenders receive a replacement certificate, in form acceptable to the Lenders, from an officer of the Borrower identified to the Lenders as having the authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Borrower thereafter authorized to act on behalf of the Borrower.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders and the Administrative Agent as set forth below.

Section 5.1     Corporate Existence and Power. The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (b) is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, the State of New York and each other state in which the ownership of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material and adverse effect on the financial condition, results of operations, operations or prospects of the Borrower or on the ability of the Borrower to perform its obligations under the Loan Documents, and (c) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 5.2     Corporate Authorization. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action on the part of the Borrower and do not and will not require the consent or approval of its shareholders or of any trustee or holder of any Indebtedness or other obligation of the Borrower.

Section 5.3     No Violation, Etc. Neither the execution, delivery or performance by the Borrower of the Loan Documents, nor the consummation by the Borrower of the transactions contemplated thereby, nor the compliance by the Borrower with the provisions thereof (a) conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of, the Borrower’s Restated Articles of Incorporation or By-Laws, any Applicable Law or any indenture, mortgage, lease or other agreement or instrument to which the Borrower or any of its Affiliates is a party or by which the property of the Borrower or any of its Affiliates is bound or (b) results or will result in the creation or imposition of any Lien upon any of the property of the Borrower or of any of its Affiliates. No provision of the Borrower’s Restated Articles of Incorporation or By-Laws, of any Applicable Law or of any such indenture, mortgage, lease or other agreement or instrument could reasonably be expected to have a material and adverse effect on the financial condition, results of operations, operations or prospects of the Borrower or on the ability of the Borrower to perform its obligations under the Loan Documents.

Section 5.4     Governmental Action. No Governmental Action is required in connection with the execution, delivery or performance by the Borrower of, or the consummation by the Borrower of the transactions contemplated by, the Loan Documents, other than such Governmental Action as has been duly obtained, taken, given or made.

Section 5.5     Execution and Delivery. The Loan Documents have been duly executed and delivered by the Borrower and are legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

Section 5.6     Other Information. The reports, financial statements and other written information furnished by the Borrower to the Lenders or the Administrative Agent in connection with the negotiation of the Loan Documents or pursuant to the terms of any of the Loan Documents do not contain, when taken as a whole, any untrue statement of a material fact and do not omit to state, when taken as a whole, any material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which made, not misleading.

Section 5.7     Litigation. Except as disclosed in the Borrower’s 2004 Form 10-K (a copy of which has been furnished to the Lenders) or as otherwise disclosed to the Lenders by the Borrower in writing prior to the date hereof, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any Governmental Authority that could reasonably be expected to have a material and adverse effect on the financial condition, results of operations, operations or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under the Loan Documents.

Section 5.8     Fire, Etc. Neither the business nor the properties of the Borrower or any Subsidiary thereof are affected by any fire, explosion, accident, strike, lockout or other labor dispute, or other casualty (whether or not covered by insurance) that could reasonably be expected to have a material and adverse effect on the financial condition, results of operations, operations or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under the Loan Documents.

Section 5.9    Financial Statements. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2004 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers LLP, independent public accountants, copies of all of which have been furnished to the Lenders, present fairly the consolidated financial position of the Borrower and its Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2004 there has been no material and adverse change in the financial condition, results of operations, operations or prospects of the Borrower and its Subsidiaries taken as a whole, except as disclosed in the 2004 Form 10-K or otherwise in writing to the Lenders prior to the date hereof.

Section 5.10     ERISA.

(a)     No Termination Event has occurred or is reasonably expected to occur with respect to any Plan.

(b)     Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material and adverse change in such funding status.

(c)     Neither the Borrower nor any member of the Controlled Group has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan.

Section 5.11     Taxes. Each of the Borrower and its Subsidiaries has filed all tax returns (Federal, state and local) required to be filed thereby and has paid all taxes shown thereon to be due, including interest and penalties, or has provided adequate reserves for payment thereof, other than such taxes that the Borrower or such Subsidiary is contesting in good faith by appropriate legal proceedings.

Section 5.12     Title to Properties. Each of the Borrower and its Subsidiaries has good and marketable title to all properties, real or personal, purported to be owned by it (subject to the Lien of any and all first mortgage indentures thereof), except where the failure to have such title could not reasonably be expect to have a material and adverse effect on the financial condition, results of operations, operations or prospects of the Borrower and its Subsidiaries taken as a whole.

Section 5.13     Hazardous Materials. Each of the Borrower and its Subsidiaries is in compliance in all material respects with Applicable Law relating to Hazardous Materials, air emissions, water discharge, noise emission, liquid disposal and other environmental, health and safety matters, other than those the noncompliance with which could not reasonably be expected to have a material and adverse effect (taking into consideration all fines, penalties and sanctions that may be imposed because of such noncompliance) on the financial condition, results of operations, operations or prospects of the Borrower and its Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under the Loan Documents. Except as disclosed in the 2004 Form 10-K, neither the Borrower nor any of its Subsidiaries has received from any Governmental Authority any notice of a material violation of any such Applicable Law.

ARTICLE 6
AFFIRMATIVE COVENANTS

So long as any Lender has any Commitment hereunder or any amount remains unpaid under any Loan Document, the Borrower will, unless the Required Lenders otherwise consent in writing, comply with the covenants set forth below.

Section 6.1     Preservation of Existence, Etc. The Borrower will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, material rights (statutory and otherwise) and franchises and to take such other action as may be necessary or advisable to preserve and maintain its right to conduct its business in the states where it is conducting its business.

Section 6.2     Maintenance of Properties, Etc. The Borrower will preserve, maintain, develop and operate, and cause each of its Subsidiaries to preserve, maintain, develop and operate, in substantial conformity with Applicable Law and all material contractual obligations, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, it being understood that this covenant relates only to the good working order and condition of such properties and is not to be construed as a covenant of the Borrower or any of its Subsidiaries not to dispose of such properties by sale, lease, transfer or otherwise.

Section 6.3     Compliance with Material Contractual Obligations, Laws, Etc. The Borrower will comply, and cause each of its Subsidiaries to comply, with the requirements of all material contractual obligations and all Applicable Law, the failure to comply with which could reasonably be expected to materially and adversely affect the financial condition, results of operations, operations or prospects of the Borrower and its Subsidiaries taken as a whole or the ability of the Borrower to perform its obligations under the Loan Documents, such compliance to include (a) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent that the same are being diligently contested in good faith and by appropriate proceedings and that adequate reserves for the payment thereof have been established, and (b) complying with the requirements of Applicable Law relating to Hazardous Materials, air emissions, water discharge, noise emission, liquid disposal and other environmental, health and safety matters.

Section 6.4     Insurance. The Borrower will maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in the same or similar businesses, owning similar properties and similarly situated.

Section 6.5     Visitation Rights. At any reasonable time and from time to time, upon reasonable advance notice, the Borrower will permit each of the Lenders or any agents or representatives thereof to (a) examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries and (b) discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors; provided, however, that the Borrower reserves the right to restrict access to its or any of its Subsidiaries’ facilities in accordance with reasonable procedures relating to safety and security. The Administrative Agent and each Lender agree to use reasonable efforts to ensure that any information concerning the Borrower or any of its Subsidiaries obtained by the Administrative Agent or such Lender pursuant to this section or Section 6.6 or 6.8 that is not contained in a report or other document filed with the Securities and Exchange Commission, distributed by the Borrower to its security holders or otherwise generally available to the public, will, to the extent permitted by law and except as may be required by valid subpoena or in the normal course of the Administrative Agent’s or such Lender’s business operations, be treated confidentially by the Administrative Agent or such Lender, as the case may be, and will not be distributed or otherwise made available by the Administrative Agent or such Lender, as the case may be, to any Person other than the Administrative Agent’s or such Lender’s employees, authorized agents or representatives (including attorneys and accountants).

Section 6.6     Keeping of Books. The Borrower will keep, and cause each of its Subsidiaries to keep, proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and liabilities of such Persons, in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 6.8.

Section 6.7     Transactions with Affiliates. The Borrower will conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of its Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate, other than such transactions, in the aggregate, with respect to which the aggregate difference between the consideration paid for or by the Borrower and/or any such Subsidiary and the amount the Borrower and/or any such Subsidiary would have received or paid had such transaction been conducted on an arm’s-length basis as described in this section is immaterial in the context of the Borrower’s consolidated operations; provided, however, that any transaction with an Affiliate of the Borrower, which transaction, or a plan of which such transaction is a part, has been approved by the Pennsylvania Public Utility Commission or the Securities and Exchange Commission, shall not be subject to this section.

Section 6.8     Reporting Requirements. The Borrower will furnish the following to the Lenders:

(a)     as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified by the chief financial officer, the treasurer or an assistant treasurer of the Borrower as fairly presenting the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied (provided that for purposes hereof delivery of the Borrower’s appropriately completed Form 10-Q shall be sufficient in lieu of delivery of such consolidated balance sheet and consolidated statements of income, retained earnings and cash flows), together with a certificate of the chief financial officer, the treasurer or an assistant treasurer of the Borrower (i) demonstrating and certifying compliance by the Borrower with the covenants set forth in Sections 6.10 and 6.11 and (ii) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto;

(b)     as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing financial statements for such year certified by PricewaterhouseCoopers LLP or other independent public accountants acceptable to the Required Lenders (provided that for purposes hereof delivery of the Borrower’s appropriately completed Form 10-K will be sufficient in lieu of delivery of such financial statements), together with a certificate of the chief financial officer, the treasurer or an assistant treasurer of the Borrower (i) demonstrating and certifying compliance by the Borrower with the covenants set forth in Sections 6.10 and 6.11 and (ii) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto;

(c)     as soon as possible and in any event within five days after the occurrence of each ERISA Event and each Default, but only if the same is continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth the details of such ERISA Event or Default and the action that the Borrower has taken and proposes to take with respect thereto;

(d)     promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or such ERISA Affiliate of the PBGC’s intention to terminate any Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

(e)     promptly after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or such ERISA Affiliate concerning the imposition of withdrawal liability in the amount of at least $250,000 pursuant to Section 4202 of ERISA in respect of which the Borrower or such ERISA Affiliate is reasonably expected to be liable;

(f)     promptly after the Borrower becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events for which the Lenders will be entitled to indemnity under Section 10.7;

(g)     promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its security holders and copies of all reports and registration statements that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; and

(h)     promptly after requested, such other information respecting the business, properties, results of operations, prospects, condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender may from time to time reasonably request.

Section 6.9     Use of Proceeds. The Borrower will use the proceeds of each Advance solely for its general corporate purposes but not, directly or indirectly, for any purpose that would entail a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 6.10   Indebtedness to Total Capitalization. The Borrower will maintain at all times a ratio of Consolidated Debt to Total Capitalization of the Borrower and its Subsidiaries of not more than 0.65 to 1.0.

Section 6.11    Fixed Charge Ratio. The Borrower will maintain a Fixed Charge Ratio of at least 2.0 to 1.0.

Section 6.12    Further Assurances. The Borrower will promptly, at its expense, execute and deliver, or cause to be executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be necessary or that any Lender through the Administrative Agent may reasonably request to enable the Lenders to enforce the terms and provisions of this Agreement and to exercise their rights and remedies hereunder.

ARTICLE 7
NEGATIVE COVENANTS

So long as any Lender has any Commitment hereunder or any amount remains unpaid under any Loan Document, the Borrower will, unless the Required Lenders otherwise consent in writing, comply with the covenants set forth below.

Section 7.1     Liens, Etc. Except as permitted under Section 7.2, the Borrower will not create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, other than the following: (a) purchase-money Liens upon or in any property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; (b) Liens for taxes, assessments or other governmental charges or levies not yet due or the imposition or amount of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings and for which adequate reserves for payment thereof have been established; (c) pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Borrower or any of its Subsidiaries is a party, in each case made in the ordinary course of business; (d) materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s or other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (e) Liens existing on property, acquired by the Borrower or any of its Subsidiaries in the ordinary course of business, at the time of acquisition of such property (other than any such Lien created in contemplation of such acquisition); (f) Liens created to secure Indebtedness in respect of First Mortgage Bonds issued after the date hereof, all of the proceeds of which are used to repay the Advances; (g) Liens in existence on the date of this Agreement; and (h) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any Lien referred to in the foregoing clauses (a) through (g) (provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, is limited to all or a part of the property that secured the Lien so extended, renewed or replaced and any improvements on such property).

Section 7.2     Cash Collateral. The Borrower will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its Cash and Cash Equivalents or marketable securities, in each case to secure or provide for the payment of Indebtedness, other than the following: (a) with respect to the First Mortgage Bonds, any posting of Cash and Cash Equivalents with the trustee for the First Mortgage Bonds for the purpose of procuring the release of property from the Lien of the indenture relating to the First Mortgage Bonds, such posting to be limited to a period of not more than 5 Business Days unless, on or prior to the date of such posting, the Borrower has (i) pursuant to documentation satisfactory to the Administrative Agent, equally and ratably secured the obligations of the Borrower under this Agreement by a Lien on Cash and Cash Equivalents of a similar type acceptable to the Required Lenders in their sole discretion and (ii) caused the trustee for the First Mortgage Bonds to have entered into an intercreditor agreement in form, scope and substance satisfactory to the Required Lenders; (b) any Lien on Cash and Cash Equivalents granted by Penelec Funding LLC, a Delaware limited liability company (åPenelec Fundingæ), to Bank One, NA, as Agent, under the Receivables Purchase Agreement dated as of March 30, 2004 among Penelec Funding, as Seller, the Borrower, as Servicer, Jupiter Securitization Corporation, as Conduit, Bank One, NA, as Agent, and the financial institutions from time to time parties thereto, provided that the principal amount of Indebtedness secured by such Lien does not exceed $75,000,000; and (c) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any Lien referred to in the foregoing clause (b) (provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, is limited to all or a part of the property or type of property (such as, for example, cash received in payment of accounts receivable) that secured the Lien so extended, renewed or replaced).

Section 7.3     Mergers, Etc. The Borrower will not merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, unless (a) the merger or consolidation would not materially and adversely affect the ability of the Borrower (or its successor by merger or consolidation as contemplated by clause (b) below) to perform its obligations hereunder or under any other Loan Document and (b) in the case of a merger or consolidation to which the Borrower is a party, the corporation formed by such consolidation or into which the Borrower would be merged assumes the Borrower’s obligations under this Agreement and the other Loan Documents in a writing satisfactory in form and substance to the Required Lenders; provided, however, that, in any case, (i) any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower and (ii) any Subsidiary of the Borrower may merge or consolidate with or into the Borrower provided that the Borrower is the surviving corporation; further provided, however, that, in each case of a merger or consolidation otherwise permitted above in this section, no Default would exist immediately after giving effect to such merger or consolidation.

Section 7.4     Sales of Assets, Etc. From December 31, 2004 until the Maturity Date, the Borrower will not sell, transfer, lease, assign or otherwise convey or dispose of more than 20% of its assets (whether now owned or hereafter acquired) in any single transaction or series of transactions, whether or not related, except for (a) dispositions of current assets in the ordinary course of business as currently conducted and (b) dispositions of assets not exceeding 5% of the Borrower’s assets in connection with sale-leaseback transactions relating to such assets.

Section 7.5     Compliance with ERISA. The Borrower will not (a) permit to exist any åaccumulated funding deficiencyæ (as defined in Section 412(a) of the Code) unless such deficiency exists with respect to a Multiple Employer Plan or Multiemployer Plan and the Borrower has no control over the reduction or elimination of such deficiency, (b) terminate, or permit any ERISA Affiliate to terminate, any Plan of the Borrower or such ERISA Affiliate so as to result in any material (in the opinion of the Required Lenders) liability of the Borrower to the PBGC or (c) permit to exist any occurrence of any reportable event (within the meaning of Section 4043 of ERISA), or any other event or condition, that presents a material (in the opinion of the Required Lenders) risk of a termination by the PBGC of any Plan of the Borrower or any ERISA Affiliate and such a material liability of the Borrower to the PBGC.

Section 7.6     Constituent Documents, Etc. The Borrower will not change in any material respect (a) its Restated Articles of Incorporation, By-Laws or other similar documents, (b) its accounting policies or accounting practices (except as required or permitted by the Financial Accounting Standards Board or generally accepted accounting principles) or (c) its business (including ceasing to engage in the business of the same general type as conducted by the Borrower on December 31, 2004).

ARTICLE 8
EVENTS OF DEFAULT

Section 8.1     Events of Default. If any one or more of the following events (each an "Event of Default") occurs and is continuing:

(a)     the Borrower fails to pay (i) any principal of any Advance when the same becomes due and payable or (ii) any interest on any Advance, or any other amount payable under any Loan Document, within five Business Days of when the same becomes due and payable;

(b)     any representation or warranty made by or on behalf of the Borrower in any Loan Document or by or on behalf of the Borrower (or any of its officers) in connection with any Loan Document proves to have been incorrect in any material respect when made or deemed made;

(c)     the Borrower fails to perform or observe (i) any term, covenant or agreement contained in Section 6.10 or 6.11 or in Article 7 or (ii) any other term, covenant or agreement contained in this Agreement (other than obligations specifically set forth elsewhere in this Section 8.1) on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement remains unremedied for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent;

(d)     the Borrower and/or any Subsidiary thereof fails to pay any principal of, or premium or interest on, any Indebtedness (other than Indebtedness evidenced by the Notes) thereof outstanding in the aggregate (for all such Persons) in excess of $20,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; any other event occurs or condition exists under any agreement or instrument relating to any such Indebtedness and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness is declared to be due and payable, or is required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(e)    the Borrower or any Subsidiary thereof (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian or the like for itself or for its property, (ii) admits in writing its inability to pay its debts generally as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) is adjudicated a bankrupt or insolvent, (v) commences a voluntary case under the Federal bankruptcy laws of the United States of America or files a voluntary petition or answer seeking reorganization, an arrangement with creditors or any order for relief or seeking to take advantage of any insolvency law or (vi) files an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; corporate action is taken by the Borrower or any such Subsidiary for the purpose of effecting any of the foregoing; or, without the application, approval or consent of the Borrower or any Subsidiary thereof, a proceeding is instituted in any court of competent jurisdiction seeking in respect of it an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, composition or arrangement with creditors, readjustment of debts, appointment of a trustee, receiver, liquidator or custodian or the like with respect to all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower or such Subsidiary in good faith, the same (A) results in the entry of an order for relief of any such adjudication or appointment or (B) continues undismissed, or pending and unstayed, for any period of 60 consecutive days;

(f)     one or more judgments or orders for the payment of money exceeding any applicable insurance coverage by more than $15,000,000 in the aggregate are rendered against the Borrower and/or any Subsidiary thereof, and either (i) enforcement proceedings are commenced by any creditor upon such judgment(s) or order(s) or (ii) there is any period of 30 consecutive days during which a stay of enforcement of such judgment(s) or order(s), by reason of a pending appeal or otherwise, is not in effect;

(g)     any Termination Event with respect to a Plan occurs, and, 30 days after notice thereof is given to the Borrower by the Administrative Agent, (i) such Termination Event (if correctable) has not been corrected and (ii) the then Unfunded Vested Liabilities of such Plan exceed $10,000,000 (or, in the case of a Termination Event involving the withdrawal of a åsubstantial employeræ (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer’s proportionate share of such excess exceeds such amount); or the Borrower or any member of the Controlled Group as employer under a Multiemployer Plan makes a complete or partial withdrawal from such Multiemployer Plan, and the Plan sponsor of such Multiemployer Plan notifies such withdrawing employer that such employer has incurred withdrawal liability in an amount exceeding $10,000,000;

(h)     any change in Applicable Law or any Governmental Action occurs that has the effect of making the transactions contemplated by this Agreement unauthorized, illegal or otherwise contrary to Applicable Law;

(i)     any material provision of this Agreement (except pursuant to the terms hereof) ceases to be valid and binding on the Borrower or is declared to be null and void, at any time for any reason, or the validity or enforceability thereof is contested by the Borrower or any Governmental Authority; or the Borrower denies that it has any or further liability or obligation under this Agreement; or

(j)     a Change in Control occurs;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of the Lenders to make Advances (if any such obligation is then outstanding) to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable hereunder and under the other Loan Documents to be due and payable within two Business Days after demand therefor by the Administrative Agent to the Borrower, whereupon the Advances, all such interest and all such other amounts shall become and be forthwith due and payable at such time, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of the occurrence of any Event of Default described in Section 8.1(e) with respect to the Borrower, (A) the obligation of the Lenders to make Advances (if any such obligation is then outstanding) shall automatically be terminated, and (B) the Advances, all interest accrued and unpaid thereon and all other amounts payable hereunder shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE 9
ADMINISTRATIVE AGENT

Section 9.1     Appointment and Authority. Each of the Lenders hereby irrevocably appoints UBOC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on such Lender’s behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.

Section 9.2     Rights as Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term åLenderæ or åLendersæ shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3     Exculpatory Provisions.

(a)     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary action and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or any Applicable Law; and (iii) shall not, except as expressly set forth herein or in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith to be necessary, under the circumstances as provided in Sections 8.1 and 10.1) or (ii) in the absence of the Administrative Agent’s own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

(c)     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally (including by telephone) and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of one or more Lenders, the Administrative Agent may presume that such condition is satisfactory to each such Lender unless the Administrative Agent receives notice to the contrary from such Lender before the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise any and all of its rights and powers hereunder or under any other Loan Document by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all of its duties and exercise any and all of its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article 9 shall apply to any such subagent and to the Affiliates of the Administrative Agent and any such subagent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.6     Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America or an Affiliate of any such bank with an office in the United States of America. If no such successor is so appointed by the Required Lenders and accepts such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, however, that, if the Administrative Agent notifies the Borrower and the Lenders that no qualifying Person has accepted such appointment, then (a) such resignation shall nonetheless become effective in accordance with such notice, (b) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (c) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 9 and Sections 10.6 and 10.7 shall continue in effect for the benefit of such retiring Administrative Agent, its subagents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.7     Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.8     No Duties, Etc. Notwithstanding anything in this Agreement to the contrary, no Person designated as lead arranger, arranger or syndication agent on the cover page of this Agreement shall have any powers, duties, liabilities or responsibilities under this Agreement or any of the other Loan Documents in such capacity.

ARTICLE 10
MISCELLANEOUS

Section 10.1     Amendments and Waivers. Neither this Agreement nor any provision hereof may be amended, waived or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided, however, that no such agreement shall (a) increase the Commitment of any Lender without the written consent of such Lender, (b) reduce the principal amount of any Advance or the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (c) postpone the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (d) change Section 2.8 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (e) change any of the provisions of this section, the definition of åRequired Lendersæ or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; further provided, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

Section 10.2     Notices. All notices, requests and other communications to any party hereunder shall be in writing (including by telecopier) and shall be given to such party, addressed to it, at its address or telecopier number set forth below the name of such party on the signature pages hereof or at such other address or telecopier number as such party may hereafter specify for that purpose by notice to the other parties. Each such notice, request or communication shall be effective (a) if given by telecopier, on the Business Day following the sending thereof, (b) if given by mail, upon receipt but not later than five days after such communication is deposited into the mails with first-class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address for notice referred to above; provided, however, that notices and other communications to the Administrative Agent pursuant to Article 2 shall not be effective until received by the Administrative Agent.

Section 10.3     No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any power or right hereunder for any period of time shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies provided herein to the Lenders and the Administrative Agent are cumulative and not exclusive of any other rights or remedies that the Lenders or the Administrative Agent may otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same is authorized as provided in Section 10.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 10.4     Right of Setoff. Upon (a) the occurrence and during the continuation of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.1 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 8.1, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any or all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any or all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents, irrespective of whether such Lender has made any demand under this Agreement or any such other Loan Document and although such obligations may be unmatured. Each Lender agrees to notify the Borrower promptly after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

Section 10.5     Continuing Obligation. Except with respect to Sections 10.6 and 10.7, the obligations of the Borrower under this Agreement (a) shall continue until the later of (i) the date on which the Commitments terminate and (ii) the date on which all amounts due and owing to the Lenders and the Administrative Agent hereunder and under the other Loan Documents (including all Advances, interest thereon, fees and expenses) have been paid in full, (b) shall be binding upon the Borrower and its successors and assigns and (c) shall inure to the benefit of and be enforceable by the Lenders and the Administrative Agent and their respective successors, transferees and assigns; provided, however, that the Borrower may not assign all or any part of its rights and obligations under this Agreement without the prior written consent of the Required Lenders, and the Lenders shall have the right to assign their respective rights and obligations hereunder only in accordance with Section 10.8.

Section 10.6     Costs, Expenses and Taxes. The Borrower agrees to pay, promptly after demand therefor, (a) whether or not the transactions contemplated herein are consummated, all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, waiver and other modification of this Agreement, the other Loan Documents and any other documents that may be delivered in connection herewith or therewith, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents, and (b) all reasonable costs and expenses of the Administrative Agent and the Lenders, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Lenders, that may be incurred by the Administrative Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and any other documents that may be delivered in connection herewith or therewith, whether in any action, suit or litigation, any bankruptcy, insolvency or similar proceeding, or otherwise. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower contained in this section shall survive the payment in full of amounts payable by the Borrower under this Agreement and the termination hereof.

Section 10.7     Indemnification. The Borrower hereby agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their respective officers, directors, employees, agents, advisors and Affiliates (each an "Indemnified Person") from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever that any of them may incur or that may be claimed against any of them by any Person whatsoever (a) by reason of any inaccuracy in any material respect in, or untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in, any offering document or information memorandum distributed by or on behalf of the Borrower referring to this Agreement and the transactions contemplated hereby, or in any supplement or amendment to either thereof, or the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading, or (b) by reason of or in connection with the execution, delivery and performance of this Agreement or any other Loan Document, except to the extent that any such claim, damage, loss, liability, cost or expense resulted from such Indemnified Person’s gross negligence or willful misconduct. Nothing in this section is intended to limit the Borrower’s repayment obligations under this Agreement. Without prejudice to the survival of any other obligation of the Borrower hereunder, the indemnities and obligations of the Borrower contained in this section shall survive the payment in full of amounts payable by the Borrower under this Agreement and the termination of this Agreement.

Section 10.8     Assignments and Participations.

(a)     Each Lender may assign to one or more banks or other entities acceptable to the Administrative Agent, in the exercise of its reasonable discretion, all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment or the Advances owing to it); provided, however, that (i) except in the case of an assignment to a Person that, immediately before such assignment, was a Lender, the amount of the Commitment or Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than the lesser of (A) the entire Commitment or all Advances of such Lender at such time and (B) $10,000,000, and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Assumption, together with a processing and recording fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in the applicable Assignment and Assumption, which effective date shall be at least 5 Business Days after the date of delivery thereof to the Administrative Agent or, if so specified in such Assignment and Assumption, the date of acceptance thereof by the Administrative Agent, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, except that such Lender shall continue to be an åIndemnified Personæ under Section 10.7).

(b)     By executing and delivering an Assignment and Assumption, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary thereof or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 5.9 and 6.8 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it may deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

(c)     The Administrative Agent will maintain at its address referred to in Section 10.2 a copy of each Assignment and Assumption delivered to and accepted or consented to by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, or the principal amount of Advances owing to, each Lender from time to time (the åRegisteræ). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)     Upon its receipt of an Assignment and Assumption that has been properly executed, accepted and consented to, as applicable, as specified above, the Administrative Agent shall, if such Assignment and Assumption has been properly completed and is in proper form, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(e)     Each Lender may sell participations to one or more banks or other entities (each a "Participant") in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments or the Advances owing to it); provided, however, that (i) such Lender’s obligations under this Agreement (including its Commitment, if any) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) no Participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any other amounts payable hereunder, in each case to the extent subject to such participation. If, at the time of a grant of a participation pursuant to this section, the proposed Participant is subject to Taxes that would result in a claim for compensation pursuant to Section 3.4 materially greater than that to which the Lender selling a participation is entitled, such grant shall be subject to the consent of the Borrower (which consent shall not be unreasonably withheld).

(f)     Any Lender or the Administrative Agent may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.8, disclose to the assignee or Participant or proposed assignee or Participant any information relating to the Borrower that was furnished to such Lender or the Administrative Agent by or on behalf of the Borrower; provided, however, that such assignee or Participant agrees to be bound by the obligations of such Lender to maintain the confidentiality of such information.

(g)     Nothing herein shall prohibit any Lender from pledging or assigning any Advance or any Note to any Federal Reserve Bank in accordance with Applicable Law.

Section 10.9     Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any such invalid, illegal or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

Section 10.10    Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN LOS ANGELES IN ANY ACTION ARISING OUT OF THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN ANY SUCH ACTION MAY BE DECIDED IN SUCH COURT, (C) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM AND (D) CONSENTS TO THE SERVICE OF PROCESS BY MAIL. A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW OR AFFECT ITS RIGHT TO BRING ANY ACTION IN ANY OTHER COURT.

Section 10.11     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.12     Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.13     Patriot Act Notice. Each Lender subject to Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "Patriot Act") hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, such Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 10.14     WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY NEGOTIATIONS OR COMMUNICATIONS RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

The parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

        PENNSYLVANIA ELECTRIC COMPANY

        By:  /s/Randy Scilla
        Name:  Randy Scilla
        Title:  Assistant Treasurer

                                          Address for Notice

        Pennsylvania Electric Company
        76 South Main Street
        Akron, Ohio 44308
        Telecopier: 330-384-3772
        Attention: Randy Scilla
      Assistant Treasurer

        UNION BANK OF CALIFORNIA, N.A.,
                             as Administrative Agent and a Lender

        By:  /s/Kevin M. Zitar
        Name:  Kevin M. Zitar
        Title:  Vice President

        Address for Notice

        Union Bank of California, N.A.
        445 South Figueroa Street
        Los Angeles, California 90071
        Telecopier: 213-236-4096
        Attention: Power & Utilities

        Domestic Lending Office

        Union Bank of California, N.A.
        445 South Figueroa Street
      Los Angeles, California 90071

S-1

        NATIONAL CITY BANK

        By:  /s/Kevin O. Thompson
        Name:  Kevin O. Thompson
        Title:  Senior Vice President

        Address for Notice

        National City Bank
        One Cascade Plaza
        Akron, Ohio 44308
        Telecopier: 330-375-8029
        Attention: Kevin O. Thompson
        Senior Vice President

        Domestic Lending Office

        National City Bank
        One Cascade Plaza
        Akron, Ohio 44308

S-2

EXHIBIT A

PROMISSORY NOTE

U.S.$________________                                                                         __________, 200_

For value received, the undersigned, PENNSYLVANIA ELECTRIC COMPANY, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Lender"), on the Maturity Date, the principal amount of _________________________ Dollars (U.S.$__________) lent by the Lender to the Borrower pursuant to the Loan Agreement referred to below. Terms defined in the Loan Agreement and not otherwise defined herein have the same respective meanings when used herein.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the Lender, from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as specified in the Loan Agreement.

Both principal and interest are payable in Dollars, in immediately available funds, to Union Bank of California, N.A., a national banking association, as administrative agent (the "Administrative Agent"), at its office located at 445 South Figueroa Street, Los Angeles, California 90071 or as otherwise directed by the Administrative Agent. The Advances from the Lender and all payments made on account of the principal thereof shall be recorded by the Lender and, before any transfer hereof, endorsed on the schedule attached hereto, which is part of this Note.

This Note is one of the "Notes" referred to in, and is entitled to the benefits of, the Term Loan Agreement dated as of March __, 2005 (as it may hereafter be amended, restated or otherwise modified from time to time, the "Loan Agreement") among the Borrower, the Lender and the other financial institutions party thereto, and the Administrative Agent. The Loan Agreement, among other things, (1) provides for Advances from the Lender to the Borrower in the aggregate Dollar amount first set forth above, the indebtedness of the Borrower resulting from such Advances being evidenced by this Note, and (2) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof before the maturity hereof upon the terms and conditions specified therein.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

The Borrower has caused this Note to be executed by its duly authorized representative as of the date first written above.

        PENNSYLVANIA ELECTRIC COMPANY

        By:
        Name:
        Title:

-

A-1

SCHEDULE TO PROMISSORY NOTE

		Amount of	Unpaid
	Amount of	Principal Paid	Principal	Notation
Date	Advance	or Prepaid	Balance	Made By

-
A-2

EXHIBIT B

NOTICE OF BORROWING

__________, 2005

Union Bank of California, N.A.,
as Administrative Agent
445 South Figueroa Street
Los Angeles, California 90071

Attention: Power & Utilities

Ladies and Gentlemen:

The undersigned, Pennsylvania Electric Company, a Pennsylvania corporation, refers to the Term Loan Agreement dated as of March __, 2005 (the "Loan Agreement") among the undersigned, the lenders referred to therein and Union Bank of California, N.A., a national banking association, as administrative agent. Terms defined in the Loan Agreement and not otherwise defined herein have the same respective meanings when used herein.

Pursuant to Section 2.2(a) of the Loan Agreement, the undersigned hereby requests a Borrowing and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing"), as required by Section 2.2(a) of the Loan Agreement.

1. The date of the Proposed Borrowing is __________, 2005.

2. The Proposed Borrowing will be composed of [Base] [Eurodollar] Rate Advances.

3. The amount of the Proposed Borrowing is $100,000,000.

[4. The initial Interest Period for the Eurodollar Rate Advances is _____ [week[s]] [month[s]].]

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

(a)     the representations and warranties contained in Article 5 of the Loan Agreement are true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of each such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date); and

(b)     no event has occurred and is continuing, or would result from the making of the Proposed Borrowing or from the application of the proceeds thereof, that constitutes a Default.

        Very truly yours,

        PENNSYLVANIA ELECTRIC COMPANY

        By:
        Name:
        Title:

B-1

EXHIBIT C

NOTICE OF CONVERSION

__________, 200_

Union Bank of California, N.A.,
as Administrative Agent
445 South Figueroa Street
Los Angeles, California 90071

Attention: Power & Utilities

Ladies and Gentlemen:

The undersigned, Pennsylvania Electric Company, a Pennsylvania corporation, refers to the Term Loan Agreement dated as of March __, 2005 (the "Loan Agreement") among the undersigned, the lenders referred to therein and Union Bank of California, N.A., a national banking association, as administrative agent (the "Administrative Agent"). Terms defined in the Loan Agreement and not otherwise defined herein have the same respective meanings when used herein.

Pursuant to Section 2.6(a) of the Loan Agreement, the undersigned hereby notifies the Administrative Agent that the undersigned elects to [Convert Advances of one Type into Advances of the other Type] [Convert Eurodollar Rate Advances into Eurodollar Rate Advances with a new Interest Period] and in that connection sets forth below the information relating to such Conversion, as required by the Loan Agreement.

1. The date of such Conversion is __________, 200_.

2. The Advances to be Converted are [describe Type, principal amount, date made, last day of Interest Period, etc. of Advances to be Converted].

[3. The duration of the [initial] [new] Interest Period for the Eurodollar Rate Advances is _____ [week[s]] [month[s]].]

        Very truly yours,

        PENNSYLVANIA ELECTRIC COMPANY

        By:
        Name:
        Title:

C-1